Exhibit 99.1

TripAdvisor Reports Second Quarter 2012 Financial Results

NEWTON, MA, July 24, 2012 — TripAdvisor, Inc. (NASDAQ: TRIP), the world’s largest travel website, today reported financial results for the second quarter ended June 30, 2012.

•	Revenue for the second quarter increased to $197.1 million, up 7% from the prior quarter and up 16% from the second quarter of 2011

•	Net income for the second quarter increased 10% quarter-over-quarter and declined 2% year-over-year to $53.0 million, or $0.37 per diluted share

•	Non-GAAP net income for the second quarter increased 12% quarter-over-quarter and 4% year-over-year to $58.9 million, or $0.41 per diluted share

•	Adjusted EBITDA for the second quarter increased 15% quarter-over-quarter and 5% year-over-year to $96.9 million, or 49% of revenue

•	Cash flow from operations for the second quarter increased 108% quarter-over-quarter and 2% year-over-year to $61.8 million, or 31% of revenue

•	Free cash flow for the second quarter increased 150% quarter-over-quarter and 1% year-over-year to $55.8 million, or 28% of revenue

“TripAdvisor posted record revenue and Adjusted EBITDA results in the second quarter,” said Steve Kaufer, President and CEO of TripAdvisor. “With more than 75 million reviews and opinions, 56 million unique monthly visitors, 32 million marketable members and 22 million mobile app downloads, TripAdvisor’s global community is strong and growing. Travelers are increasingly looking to TripAdvisor to help them plan and take the perfect trip.”

Discussion of Second Quarter 2012 Results

Revenues for the second quarter of 2012 were $197.1 million, an increase of $27.9 million, or 16%, compared to the second quarter of 2011.

•

Click-based advertising – Revenues from click-based advertising totaled $151.1 million for the second quarter of 2012, an increase of 13% compared to the second quarter of 2011. Click-based advertising revenue represented 77% of total revenue in the second quarter of 2012, compared to 79% in the second quarter of 2011.

•

Display-based advertising – Revenues from display-based advertising totaled $26.6 million for the second quarter of 2012, an increase of 14% compared to the second quarter of 2011. Display-based advertising revenue represented 13% of total revenue in the second quarter of 2012, compared to 14% in the second quarter of 2011.

•

Subscription and other – Revenues from subscription and other totaled $19.4 million for the second quarter of 2012, an increase of 59% compared to the second quarter of 2011. Subscription and other revenue represented 10% of total revenue in the second quarter of 2012, compared to 7% in the second quarter of 2011.

For the second quarter of 2012, revenues from the U.S. totaled $101.4 million, and represented 51% of total revenue, compared to 56% in the second quarter of 2011. Revenues from the U.K. totaled $29.6 million, and represented 15% of total revenue for the second quarter of 2012, compared to 16% in the second quarter of 2011. Revenues from the rest of the world totaled $66.1 million, and represented 34% of total revenue for the second quarter of 2012, compared to 28% in the second quarter of 2011. Click-based advertising revenue and Display-based advertising revenue by geography are measured by the point-of-sale on which the transaction occurs.

Related-party revenues from Expedia totaled $55.7 million for the second quarter of 2012, a decrease of $3.5 million, or 6%, compared to the second quarter of 2011.

GAAP net income for the second quarter of 2012 was $53.0 million, or $0.37 per diluted share, compared to GAAP net income of $54.1 million, or $0.41 per diluted share, for the second quarter of 2011. For the second quarter ended June 30, 2011, we computed diluted earnings per share using the number of shares of common stock and Class B common stock outstanding immediately following the spin-off from Expedia, as no TripAdvisor equity awards were outstanding prior to the spin-off.

Adjusted EBITDA for the second quarter of 2012 was $96.9 million, and Adjusted EBITDA margin was 49%, compared to Adjusted EBITDA of $92.5 million and Adjusted EBITDA margin of 55% for the second quarter of 2011.

Cash flow from operating activities for the second quarter 2012 was $61.8 million, an increase of $1.2 million, or 2%, compared to the second quarter of 2011. Free cash flow for the second quarter of 2012 was $55.8 million, an increase of 1% compared to the second quarter of 2011.

Other Second Quarter 2012 and Recent Business Highlights

•

TripAdvisor’s travel community grew to an average of more than 54 million monthly unique visitors, including 56 million in May alone, according to comScore data for the quarter ended June 30, 2012. According to company logs, TripAdvisor now has more than 32 million marketable members, up more than 25% since March 31, 2012.

•

TripAdvisor members added user-generated content at an accelerated rate of more than 50 contributions per minute. The company now has over 75 million reviews and opinions on more than 610,000 hotels and accommodations, 880,000 restaurants and 200,000 attractions in more than 110,000 destinations throughout the world.

•

TripAdvisor reached 32 million Facebook visitors to its website and Facebook app as of June 30, 2012, according to AppData. TripAdvisor enhanced its Social tie-in with Facebook by introducing “Friend of a Friend” functionality by adding login through Facebook capability on mobile devices and by launching its Local Picks Facebook app, which highlights best restaurants according to locals and friends.

•

TripAdvisor reached more than 22 million total downloads of its TripAdvisor, City Guides and SeatGuru mobile apps and reached more than 27 million unique visitors via mobile devices during Q2. TripAdvisor unveiled a brand new app for iPad and also launched 30 new City Guides across iOS and Android, bringing its total to 50 cities covered.

•	TripAdvisor introduced Mobile Upgrade for Business Listings subscribers, which allows hoteliers to showcase special offers to travelers using TripAdvisor on a mobile device.

•

TripAdvisor honored top businesses with the prestigious 2012 Certificate of Excellence, which honors hospitality excellence and is given only to the top 10% of accommodations and top 5% of restaurants and attractions establishments that consistently achieve outstanding traveler reviews on TripAdvisor. In addition, winners are now able to download Certificate of Excellence 2012 widgets to showcase their achievements on their websites.

•

TripAdvisor released the inaugural Travelers’ Choice® Restaurants, which recognized 576 favorite dining establishments in popular cities worldwide, based on millions of valuable traveler reviews and opinions on TripAdvisor.

Conference Call

TripAdvisor will host a conference call today, July 24, 2012 at 5:00 p.m., Eastern Time, to discuss TripAdvisor’s second quarter 2012 operating results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224)

357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 if domestic, (404) 537-3406 if international, and enter the pass code 95776388) until July 31, 2012 and the webcast will be accessible at http://ir.tripadvisor.com/events.cfm for at least twelve months following the conference call.

About TripAdvisor

TripAdvisor® is the world’s largest travel site,* enabling travelers to plan and have the perfect trip. TripAdvisor offers trusted advice from real travelers and a wide variety of travel choices and planning features with seamless links to booking tools. TripAdvisor-branded sites make up the largest travel community in the world, with more than 56 million unique monthly visitors*, and over 75 million reviews and opinions. The sites operate in 30 countries worldwide, including China under daodao.com. TripAdvisor also includes TripAdvisor for Business, a dedicated division that provides the tourism industry access to TripAdvisor’s millions of monthly visitors.

TripAdvisor, Inc. (NASDAQ: TRIP) manages and operates websites under 19 other travel media brands, and together the sites attract more than 69 million unique monthly visitors**. TripAdvisor’s travel media brands include www.airfarewatchdog.com, www.bookingbuddy.com, www.cruisecritic.com, www.everytrail.com, www.familyvacationcritic.com, www.flipkey.com, www.holidaylettings.co.uk, www.holidaywatchdog.com, www.independenttraveler.com, www.onetime.com, www.seatguru.com, www.sniqueaway.com, www.smartertravel.com, www.tingo.com, www.travel-library.com, www.travelpod.com, www.virtualtourist.com, www.whereivebeen.com, and www.kuxun.cn.

*	Source: comScore Media Metrix for TripAdvisor Sites, Worldwide, May 2012
**	Source: comScore Media Metrix for TripAdvisor Inc. and its subsidiaries, Worldwide, May 2012

©2012 TripAdvisor, Inc. All rights reserved.

TripAdvisor, Inc.

SELECTED FINANCIAL INFORMATION

(in thousands, except for share and per share data)

Consolidated and Combined Statements of Operations

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenue	$141,408	$132,127	$110,043	$273,535	$205,321
Related-party revenue from Expedia	55,740	51,588	59,199	107,328	113,143

Total revenues	197,148	183,715	169,242	380,863	318,464
Costs and expenses:
Cost of revenue	2,926	2,734	2,735	5,660	4,966
Selling and marketing (1)	64,243	67,389	52,685	131,632	96,880
Technology and content (1)	21,574	17,841	13,379	39,415	26,468
General and administrative (1)	18,252	16,254	7,944	34,506	16,138
Related-party shared services fee to Expedia	—	—	1,980	—	3,960
Depreciation	4,715	4,281	4,514	8,996	8,616
Amortization of intangible assets	1,760	1,839	1,132	3,599	3,249
Spin-off costs	—	—	1,054	—	1,054

Total costs and expenses:	113,470	110,338	85,423	223,808	161,331
Operating income	83,678	73,377	83,819	157,055	157,133
Total other (expense) income, net	(6,944)	(2,236)	674	(9,180)	1,737

Income before income taxes	76,734	71,141	84,493	147,875	158,870
Provision for income taxes	(23,569)	(22,970)	(30,383)	(46,539)	(57,389)

Net income	53,165	48,171	54,110	101,336	101,481
Net (income) loss attributatble to non-controlling interest	(146)	(60)	(46)	(206)	(139)

Net income attributatble to TripAdvisor Inc	$53,019	$48,111	$54,064	$101,130	$101,342

Earnings per share attributable to TripAdvisor, Inc:
Basic	$0.38	$0.36	$0.41	$0.74	$0.76

Diluted	$0.37	$0.35	$0.41	$0.73	$0.76

Weighted average common shares outstanding:
Basic	139,277,792	133,753,581	133,461,019	136,515,686	133,461,019
Diluted	141,736,894	136,157,675	133,461,019	138,947,284	133,461,019

(1) Includes stock-based compensation as follows:

Selling and marketing	$923	$1,078	$589	$2,001	$1,394
Technology and content	2,426	1,512	639	3,938	1,527
General and administrative	3,419	2,102	740	5,521	1,521

TripAdvisor, Inc.

Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$478,241	$183,532
Accounts receivable, net of allowance for doubtful accounts of $3,298 and $5,370 at June 30, 2012 and December 31, 2011, respectively	96,873	67,936
Receivable from Expedia, net	40,158	14,081
Deferred income taxes, net	6,494	6,494
Prepaid expenses and other current assets	8,655	6,279

Total current assets	630,421	278,322
Long-term assets:
Property and equipment, net	38,828	34,754
Other long-term assets	10,380	11,888
Intangible assets, net	40,536	44,030
Goodwill	467,088	466,892

Total long-term assets	556,832	557,564

Total Assets	$1,187,253	$835,886

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,405	$12,097
Deferred revenue	26,970	19,395
Credit facility borrowings	24,361	26,734
Borrowings, current	30,000	20,000
Taxes payable	14,629	17,229
Accrued expenses and other current liabilities	45,479	34,938

Total current liabilities	169,844	130,393
Long-term liabilities:
Deferred income taxes, net	14,772	16,004
Other long-term liabilities	15,669	15,952
Borrowings, net of current portion	360,000	380,000

Total long-term liabilities	390,441	411,956

Total Liabilities	560,285	542,349
Stockholders’ equity
Preferred stock, $0.001 par value
Authorized shares: 100,000,000 and 0	—	—
Shares issued and outstanding: 0 and 0
Common stock $0.001 par value	129	121
Authorized shares: 1,600,000,000
Shares issued and outstanding: 129,511,937 and 120,661,808
Class B common stock $0.001 par value	13	13
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999
Additional paid-in capital	525,806	293,744
Retained earnings	103,499	2,369
Accumulated other comprehensive loss	(2,479)	(2,710)

Total stockholders’ equity	626,968	293,537

Total Liabilities and Stockholders’ equity	$1,187,253	$835,886

TripAdvisor, Inc.

Consolidated and Combined Statement of Cash Flows

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Operating activities:
Net income	$53,165	$48,171	54,110	$101,336	$101,481
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including internal-use software and website development	4,715	4,281	4,514	8,996	8,616
Stock-based compensation	6,768	4,692	1,968	11,460	4,442
Amortization of intangible assets	1,760	1,839	1,132	3,599	3,249
Amortization of deferred financing costs	211	264	—	475	—
Deferred tax benefit	(45)	(29)	—	(74)	(174)
Excess tax benefits from stock-based compensation	(328)	(1,683)	(502)	(2,011)	(1,431)
Provision for doubtful accounts	(863)	(437)	371	(1,300)	581
Foreign exchange (gain) loss on cash and cash equivalents, net	2,812	(489)	(261)	2,323	(618)
Other	472	37	(235)	509	(1,222)

Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	2,185	(29,640)	(5,698)	(27,455)	(25,151)
Related parties	(7,951)	(26,405)	—	(34,356)	—
Prepaid expenses and other current assets	(726)	(1,153)	(1,151)	(1,879)	(1,525)
Accounts payable	5,732	12,080	10,565	17,812	12,229
Taxes payable	(10,588)	8,766	(12,551)	(1,822)	4,544
Accrued expenses and other current liabilities	4,333	1,963	5,799	6,296	1,925
Deferred revenue	106	7,462	2,494	7,568	6,925

Net cash provided by operating activities	61,758	29,719	60,555	91,477	113,871

Investing activities:
Acquisitions, net of cash acquired	—	—	—	—	(4,893)
Capital expenditures, including internal-use software and website development	(5,910)	(7,339)	(5,431)	(13,249)	(10,424)
Distribution proceeds from Expedia, Inc. related to Spin-Off	—	7,028	—	7,028	—
Transfers to Expedia Inc., net	—	—	(27,983)	—	(90,125)

Net cash used in investing activities	(5,910)	(311)	(33,414)	(6,221)	(105,442)

Financing activities:
Acquisitions funded by Expedia, Inc.	—	—	—	—	5,135
Proceeds from credit facility	4,734	2,893	1,278	7,627	2,782
Payments to credit facilitiy	—	(10,000)	—	(10,000)	—
Principal payments on long-term debt	(5,000)	(5,000)	—	(10,000)	—
Proceeds from exercise of stock options and warrants	216,843	8,926	—	225,769	—
Payment of minimum withholding taxes on RSU vesting	(76)	(2,959)	—	(3,035)	—
Excess tax benefits from stock-based compensation	328	1,683	502	2,011	1,431

Net cash provided by (used in) financing activities	216,829	(4,457)	1,780	212,372	9,348
Effect of exchange rate changes on cash and cash equivalents	(3,061)	142	886	(2,919)	814

Net increase in cash and cash equivalents	269,616	25,093	29,807	294,709	18,591
Cash and cash equivalents at beginning of period	208,625	183,532	81,917	183,532	93,133

Cash and cash equivalents at end of period	$478,241	$208,625	$111,724	$478,241	$111,724

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in TripAdvisor’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States (“GAAP”), TripAdvisor also reports Non-GAAP net income and Non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA Margin and free cash flow, which are supplemental measures to GAAP and are defined by the Securities and Exchange Commission as non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements.

TripAdvisor defines “Non-GAAP net income” as net income before expenses related to stock-based compensation and amortization of intangible assets and non-recurring expenses, net of related tax effects.

TripAdvisor defines “Non-GAAP net income per diluted share” as Non-GAAP net income divided by non-GAAP weighted average diluted shares outstanding, which included dilution from options and warrants per the treasury stock method and include all weighted average shares relating to RSUs in shares outstanding for Non-GAAP net income per diluted share.

TripAdvisor defines “Adjusted EBITDA” as operating income (loss), excluding depreciation of property and equipment, which includes internal use software and website development, amortization of intangible assets, stock-based compensation and non-recurring expenses. Adjusted EBITDA is the primary metric by which management evaluates the performance of its business and on which internal budgets are based. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Adjusted EBITDA eliminates items that are either not part of TripAdvisor’s core operations such as the costs incurred to spin-off from Expedia or those costs that do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on TripAdvisor’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historical costs and other factors and may not be indicative of current or future capital expenditures. We believe that by excluding certain items, such as stock-based compensation and non-recurring expenses, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA as a percentage of revenues.

TripAdvisor defines “Non-GAAP Selling and Marketing” and “Non GAAP Technology and Content” expenses as GAAP Selling and Marketing and GAAP Technology and Content expenses, respectively, before stock-based compensation expense. The Company defines “Non-GAAP General and Administrative” expense as GAAP General and Administrative expense, including related-party shared services expense and before stock-based compensation expense.

TripAdvisor defines “free cash flow” as net cash provided by (used in) operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe that these non-GAAP financial measures are useful measures for analysts and investors to evaluate our future on-going performance as these measures allow a more meaningful comparison of our projected cash earnings and performance with our historical results from prior periods and to the results of our competitors. Moreover, management uses these measures internally to evaluate the performance of our business as a whole.

TripAdvisor provides these non-GAAP financial measures as additional information relating to TripAdvisor’s operating results as a complement to results provided in accordance with GAAP. Management believes that investors should have access to the same set of tools that management uses to analyze our results. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies. TripAdvisor endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

Pursuant to the requirements of Regulation G, we present a reconciliation of these non-GAAP financial measures to the nearest GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except for share and per share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Non-GAAP operating expenses:
GAAP Selling and marketing	$64,243	$67,389	$52,685	$131,632	$96,880
Subtract: Stock-based compensation expense	923	1,078	589	2,001	1,394

Non-GAAP Selling and marketing	$63,320	$66,311	$52,096	$129,631	$95,486

GAAP Technology and content	$21,574	$17,841	$13,379	$39,415	$26,468
Subtract: Stock-based compensation expense	2,426	1,512	639	3,938	1,527

Non-GAAP Technology and content	$19,148	$16,329	$12,740	$35,477	$24,941

GAAP General and administrative	$18,252	$16,254	$7,944	$34,506	$16,138
Add: Related-party shared services fee	—	—	1,980	—	3,960
Subtract: Stock-based compensation expense	3,419	2,102	740	5,521	1,521

Non-GAAP General and administrative	$14,833	$14,152	$9,184	$28,985	$18,577

Non-GAAP net income and net income per share:
GAAP net income	$53,019	$48,111	$54,064	$101,130	$101,342
Add: Stock based compensation expense	6,768	4,692	1,968	11,460	4,442
Add: Amortization of intangible assets	1,760	1,839	1,132	3,599	3,249
Add: Spin off Costs	—	—	1,054	—	1,054
Subtract: Income tax effect of Non-GAAP adjustments (1)	2,619	2,109	1,494	4,744	3,145

Non-GAAP net income	$58,928	$52,533	$56,724	$111,445	$106,942

GAAP diluted shares	141,736,894	136,157,675	133,461,019	138,947,284	133,461,019
Add: Additional restricted stock units	598,639	647,052	—	622,845	—

Non-GAAP diluted shares	142,335,533	136,804,727	133,461,019	139,570,129	133,461,019

GAAP net income per diluted share	$0.37	$0.35	$0.41	$0.73	$0.76
Non-GAAP net income per diluted share	0.41	0.38	0.43	0.80	0.80

Adjusted EBITDA:
Operating Income	$83,678	$73,377	$83,819	$157,055	$157,133
Add: Depreciation and amortization	6,475	6,120	5,646	12,595	11,865
Add: Stock-based compensation expense	6,768	4,692	1,968	11,460	4,442
Spin off Costs	—	—	1,054	—	1,054

Adjusted EBITDA	$96,921	$84,189	$92,487	$181,110	$174,494

Divide by:
Revenue	$197,148	$183,715	$169,242	$380,863	$318,464

Adjusted EBITDA margin	49.2%	45.8%	54.6%	47.6%	54.8%

Free Cash Flow:
Net cash provided by operating activities	$61,758	$29,719	$60,555	$91,477	$113,871
Subtract: Purchases of property and equipment	5,910	7,339	5,431	13,249	10,424

Free cash flow	$55,848	$22,380	$55,124	$78,228	$103,447

(1)	Represents the reduction in the income tax benefit recorded for the three and six months ended June 30, 2012 based on our effective tax rate for the three and six months ended June 30, 2012, respectively. The non-GAAP adjustments impact on the provision for income taxes recorded for the three and six months ended June 30, 2012 is immaterial.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our chief executive officer with respect to strategic investments, expectations relating to the impact of the Company’s recently announced partnership deals with several leading vacation rental websites, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in the Company’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(617) 795.7848

ir@tripadvisor.com

Media

(617) 795.7528

uspr@tripadvisor.com